UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 11, 2016

Western Capital Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52015	47-0848102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11550 “I” Street, Suite 150, Omaha, NE 68137

(Address of principal executive offices) (Zip Code)

(402) 551-8888

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.   Material Modification to Rights of Security Holders

The Reincorporation

On May 11, 2016, Western Capital Resources, Inc. changed its state of incorporation from the State of Minnesota to the State of Delaware pursuant to a plan of conversion, dated May 11, 2016 (the “Plan of Conversion”). The reincorporation was approved by shareholders at a special meeting of the shareholders held on January 20, 2016.

Effects of the Reincorporation

As a result of the reincorporation:

•	the affairs of the company ceased to be governed by Minnesota law, the company’s Amended and Restated Articles of Incorporation, as amended, and the company’s Amended and Restated Bylaws, as amended, and instead became subject to the General Corporation Law of the State of Delaware, a new Certificate of Incorporation and new corporate bylaws;

•	the company is deemed to be the same entity as it was before the reincorporation, continues to have all of the same rights, privileges and powers, and continues to have all of the same debts, liabilities and obligations;

•	each outstanding share of the company’s common stock under Minnesota law converted into an outstanding share of the company’s common stock under Delaware law;

•	The company’s 2015 Stock Incentive Plan remains in place;

•	each director and officer of the Company continues to hold his or her respective position with the company; and

•	the name of the company remains Western Capital Resources, Inc.

The foregoing description of the reincorporation does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan of Conversion, a copy of which is filed as Exhibits 2.1 to this report and incorporated herein by reference.

Certain rights of company shareholders were also changed as a result of the reincorporation, as described in the company’s Proxy Statement filed with the SEC on January 4, 2016, under the section entitled “Proposal 2 – Approval of Reincorporation of the Company from Minnesota to Delaware – Comparison of the Rights of Shareholders,” which description is incorporated in its entirety herein by reference.

The reincorporation did not result in any material changes in the company’s business, employees, assets and liabilities or the location of the company’s offices. The reincorporation was a tax-free reorganization under the U.S. Internal Revenue Code.

The Delaware Certificate of Incorporation and the Delaware Bylaws

The provisions of the Delaware Certificate of Incorporation and new corporate bylaws are similar in substance to those of the prior Articles of Incorporation and bylaws, respectively. The differences include but are not limited to:

•	the company’s Board of Directors will no longer be able to take action by written consent without obtaining unanimous consent;

•	the new bylaws will allow shareholders to act by written consent but will no longer require that they do so unanimously; and

•	the new bylaws will allow the number of directors to be increased or decreased from time to time by the board.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the Certificate of Incorporation and new corporate bylaws, copies of which are filed as Exhibits 3.1 and 3.2, respectively, to this report and incorporated herein by reference.

More information about the differences between the Delaware Certificate of Incorporation and the Delaware bylaws, on the one hand, and the prior Minnesota Articles of Incorporation and Minnesota bylaws, on the other, may be found in the Proxy Statement disclosures referred to in Item 3.03 above, which disclosure is incorporated in its entirety herein by reference.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth under Item 3.03 of this report is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
2.1	Plan of Conversion, dated May 11, 2016
3.1	Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on May 11, 2016
3.2	Bylaws, effective May 11, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Capital Resources, Inc.

Date: May 17, 2016	By:	/s/ John Quandahl
John Quandahl Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
2.1	Plan of Conversion, dated May 11, 2016
3.1	Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on May 11, 2016
3.2	Bylaws, effective May 11, 2016